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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2003

VIASYS HEALTHCARE INC.
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16121 (Commission File Number)	04-3505871 (I.R.S. Employer Identification No.)
227 Washington Street, Suite 200 Conshohocken, PA (Address of Principal Executive Offices)	19428 (Zip Code)

Registrant's telephone number, including area code: (610) 862-0800

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        VIASYS Healthcare Inc. today announced that Gerald G. Brew, Executive Vice-President and Group President, VIASYS NeuroCare has left the Company to pursue other opportunities. Giulio Perillo, the Company's Vice-President of Operations and Systems, will serve as interim President of VIASYS NeuroCare until a permanent replacement is named.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYS HEALTHCARE INC. (Registrant)
Dated: April 11, 2003	By:	/s/ MARTIN P. GALVAN Martin P. Galvan Vice President and Chief Financial Officer

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  Item 5. Other Events.